Exhibit 5.1

HUNTON & WILLIAMS LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074 TEL 804 • 788 • 8200 FAX 804 • 788 • 8218

FILE NO: 59109.000037
February 12, 2010

Kraft Foods Inc.

Three Lakes Drive

Northfield, Illinois 60093-2753

Kraft Foods Inc.

Post-Effective Amendment No. 1 to Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Virginia counsel for Kraft Foods Inc., a Virginia corporation (the “Company”), for the purpose of providing this opinion in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof of Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-3 (Registration No. 333-147829) (the “Registration Statement”) pursuant to Rule 462(e) promulgated under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the registration and the proposed issuance and sale from time to time pursuant to Rule 415 under the Act of an indeterminate number of shares of the Company’s Class A common stock, without par value (the “Shares”), as set forth in the Registration Statement, the prospectus contained therein and any supplements to the prospectus (such prospectus together with any supplements thereto, the “Prospectus”). The Shares may be (a) issued and sold from time to time by the Company (the “Primary Shares”) or (b) sold from time to time by the selling shareholders (the “Secondary Shares”) identified in the prospectus supplement filed by the Company with the Commission on the date hereof (the “Selling Shareholders”).

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Act.

ATLANTA    AUSTIN    BANGKOK    BEIJING    BRUSSELS    CHARLOTTE    DALLAS    HOUSTON     LONDON    LOS ANGELES

McLEAN    MIAMI    NEW YORK    NORFOLK    RALEIGH    RICHMOND    SAN FRANCISCO    WASHINGTON

www.hunton.com

Kraft Foods Inc.

February 12, 2010

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and public officials and such other documents as we have deemed necessary for the purposes of rendering this opinion, including, among other things, (i) the Articles of Incorporation and Bylaws of the Company, each as amended through the date hereof, (ii) the Registration Statement and the Prospectus, (iii) resolutions of the Board of Directors of the Company (the “Board”) adopted on January 16, 2010 and February 2, 2010, as certified by the Vice President and Corporate Secretary of the Company on the date hereof as being true, complete and correct and in full force and effect, relating to, among other things, the issuance of the Secondary Shares, and (iv) a certificate issued by the State Corporation Commission of the Commonwealth of Virginia on February 4, 2010 and confirmed on the date hereof, to the effect that the Company is existing under the laws of the Commonwealth of Virginia and in good standing.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the genuineness of signatures not witnessed by us and (iv) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof on such parties (other than the authorization, execution and delivery of documents by the Company and the validity, binding effect and enforceability thereof upon the Company). As to questions of fact material to this opinion, we have relied upon the accuracy of the certificates and other comparable documents of officers and representatives of the Company, upon statements made to us in discussions with the Company’s management and upon certificates of public officials. Except as otherwise expressly indicated, we have not undertaken any independent investigation of factual matters.

We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the Commonwealth of Virginia.

2. With respect to the Primary Shares, when (a) all necessary corporate action has been taken to authorize and approve the issuance of the Primary Shares and (b) the Primary Shares have been duly issued by the Company and delivered to and paid for by the purchasers thereof in accordance with the definitive purchase, underwriting or similar agreement authorized and approved by the Company’s Board of Directors or a duly constituted and acting committee thereof, the Primary Shares will be validly issued, fully paid and nonassessable.

Kraft Foods Inc.

February 12, 2010

3. With respect to the 36,303 Secondary Shares that have been issued as of February 4, 2010, as described in the Company’s Registration Statement on Form S-4 (Registration No. 333-163483) (the “Registration Statement on Form S-4”) and the prospectus, dated January 29, 2010, that forms a part of the Registration Statement on Form S-4 (the “Exchange Offer Prospectus”), such Secondary Shares have been validly issued and are fully paid and nonassessable.

4. With respect to the remaining Secondary Shares to be issued as described in the Registration Statement on Form S-4 and Exchange Offer Prospectus, such Secondary Shares have been duly authorized and, when issued as described in the Registration Statement on Form S-4 and the Exchange Offer Prospectus, such Secondary Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and the reference to our firm under the heading “Validity of the Securities” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act and the rules and regulations of the Commission promulgated thereunder.

This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company.

Very truly yours,

/s/ Hunton & Williams LLP